UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2006

GENEREX BIOTECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25169	98-0178636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 Harbour Square, Suite 202, Toronto, Ontario Canada	M5J 2G2
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes In Registrant’s Certifying Accountant.

On January 6, 2006, BDO Dunwoody LLP (“BDO”) resigned as the auditor for Generex Biotechnology Corporation (the “Company”).

BDO’s reports on the Company’s financial statements for the fiscal years ended July 31, 2004 and July 31, 2005 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that BDO’s report on the Company’s financial statements for the fiscal year ended July 31, 2005 did contain a going concern note.

During the Company’s past two fiscal years and the interim period through January 6, 2006, the Company had no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports for such periods, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K; however, in connection with the Company’s un-audited interim financial statements for the second quarter ended January 31, 2004, the Company drafted a letter dated February 17, 2004 to the Office of Chief Accountant of the U.S. Securities and Exchange Commission regarding proper accounting treatment in respect of certain employee stock options. BDO made the Company’s Audit Committee aware of the matter. The Company, with the agreement of BDO, subsequently recorded the options in accordance with the interpretation supplied by the Office of Chief Accountant. Although the Company has not yet engaged a successor independent accountant to BDO, the Company will authorize BDO to respond fully to any and all inquiries of any such successor accountant.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

16. Letter from BDO Dunwoody, LLP, addressed to the Securities and Exchange Commission regarding its agreement to the statements made herein,

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION

Dated: January 12, 2006	By:	/s/ Rose C. Perri
Chief Operating Officer and Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit Number	Description
16	Letter from BDO Dunwoody, LLP, addressed to the Securities and Exchange Commission regarding its agreement to the statements made herein.